Exhibit 99.1

Spare Backup, Inc. Appoints Robert Binkele as a New Board Member

PALM DESERT, Calif., Sept. 22 /PRNewswire-FirstCall/ -- Spare Backup, Inc., (OTC Bulletin Board: SPBU) an industry leading provider of automated, online backup applications for home users and small businesses, today announced the selection of Mr. Robert Binkele as a new board member to replace Mr. Richard Galterio who is resigning from the board to focus on other business obligations.

Mr. Binkele is the founder and CEO of The Estate Planning Team, Inc., a company that has grown to service over 2200 securities advisors, CPA’s, attorneys and other professionals nationwide with tax strategies, estate and pension planning. Mr. Binkele is the Indian Wells, CA wealth manager for J.P. Turner & Company, LLC. a national full service registered broker dealer. Robert has participated in many public offerings, and has become very knowledgeable in high tech and medical companies and is well versed in the financial needs of small emerging growth companies and the means to satisfy them.

Prior to joining Atlanta based J.P. Turner & Company, Mr. Binkele was a wealth manager with Brook Street Securities and Raymond James Financial Services Inc., a highly regarded national brokerage based in St. Petersburg, FL. Prior to Raymond James Financial Services, Mr. Binkele was an Academic All American football player for the University of Utah where he majored in finance. Mr. Binkele continued his football career as a professional football player for the San Francisco Forty-Niners during 1985 and 1986.

Robert Binkele stated, ‘I am excited to be a part of a company that can show dramatic growth. Spare Backup has established productive relationships with recognized leaders in retailing and technology such as DSGi International and Sony, and has continued to gain market recognition in the backup storage market. Through my experience and background in assisting companies such as Spare Backup, I hope to be a catalyst in providing the necessary access to ‘Wall Street’, which will help in the future.’

Cery Perle, CEO of Spare Backup: ‘We welcome the addition of Robert Binkele to our board. His experience in understanding and funding high tech companies is invaluable for a company such as Spare Backup; Robert has many contacts within the investment community and years of experience. As Spare continues to grow and expand we will rely on his expertise to help take Spare Backup to the next level.’

‘We also wish to thank Rich Galterio for his thoughtful and helpful contribution to our board and wish him success in his various business ventures.’

About Spare Backup, Inc.

Spare Backup, Inc. specializes in helping consumers, small office/home office users, and small to mid-sized businesses protect their computer data quickly, automatically and cost-effectively. The company’s flagship Spare Backup product is the first totally automated online backup service that intelligently selects, secures and stores files without any user intervention, automatically backing up documents, email, music, photos and other PC files on a continual basis.

Safe Harbor Statement:

The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking information made on the company’s behalf. All statements, other than statements of historical facts, which address the company’s expectations of sources of capital or which express the company’s expectation for the future with respect to financial performance or operating strategies can be identified as forward-looking statements. Such statements made by the company are based on knowledge of the environment in which it operates, but because of the possibility of unknown factors, as well as other factors beyond the control of the company, actual results may differ materially from the expectations expressed in the forward-looking statement. An investment in our common stock involves a significant degree of risk. You should not invest in our common stock unless you can afford to lose your entire investment. You should consider carefully all risk factors and other information in our annual report and quarterly filings before deciding to invest in our common stock. If any of the following risks and uncertainties develops into actual events, our business, financial condition or results of operations could be materially adversely affected and you could lose your entire investment in our company.

SOURCE Spare Backup, Inc.